Exhibit 99.1

Wrap Raises $5 Million to Restart Manufacturing

Investing in R&D and Quality Controls, Rehiring Key Talent, and Advancing Non-Lethal Sight, Sound, and Drone Capabilities

MIAMI, Feb. 02, 2026 -- Wrap Technologies, Inc. (NASDAQ: WRAP) (“Wrap” or, the “Company”), a global leader in non-lethal response solutions, today announced that it entered into a securities purchase agreement for a $5 million private placement. The capital raise is expected to enable the Company to restart domestic manufacturing, advance validated R&D programs into commercialization, and responsibly accelerate early growth initiatives aligned with rising demand for non-lethal response capabilities.

Market Opportunity

Wrap’s market opportunity extends beyond a single-device business model to an integrated response platform that combines technology, training, and policy. This is expected to expand the Company’s addressable market by positioning Wrap as a Non-Lethal Response provider, delivering system-level capabilities rather than standalone tools across state, local, and federal agencies, as well as select private-sector and commercial security environments where non-lethal, low-risk response solutions are increasingly required.

As part of this transition, the Company is reengaging select manufacturers and key suppliers to support resumed production, future innovation, and supporting management’s outlook.

Manufacturing Restart and Quality Controls

Wrap is restarting domestic manufacturing with a renewed focus on rigorous quality control standards for its Non-Lethal Response technologies. This is expected to include the return of experienced quality and production personnel who were integral to earlier high-reliability manufacturing runs, as well as the reimplementation of proven inspection, testing, and process controls. These efforts reflect the Company’s emphasis on precision, durability, and consistency as it prepares for expanded deployments across domestic and federal markets.

Training Expansion and Operational Readiness

In parallel, Wrap is increasing domestic training capacity to support broader adoption of Non-Lethal Response programs. Training is expected to be delivered through a tiered model that includes lead instructors, train-the-trainer certification, and hybrid delivery combining in-person and digital instruction for all operators of its expanded Non-Lethal Response technologies. The training expansion is expected to focus on operational integration, lawful control, and scenario-based readiness, ensuring appropriate government agencies may have the opportunity to deploy non-lethal tools effectively and safely in real-world conditions.

Research and Development and Product Commercialization

Many of Wrap’s recent R&D initiatives have progressed through testing and are now entering final validation stages. Additional capital is required to bring these capabilities to market, including next-generation multi-shot systems, drone-enabled non-lethal delivery concepts, and other supporting technologies designed to provide low-collateral, non-lethal options across a wider range of operational environments.

Federal and International Expansion

These investments are expected to support the continued expansion of Wrap Federal, the Company’s federal and international business segment focused on U.S. government agencies and allied operations requiring non-lethal, low-collateral solutions. Wrap sees growing opportunity across federal, defense-adjacent, and international use cases where early, non-lethal intervention may improve outcomes while preserving mission readiness.

Leadership Commentary

“Our focus is on adding the resources required to accelerate growth, particularly across manufacturing, quality control, marketing, and R&D,” said Scot Cohen, CEO of Wrap. “This capital may allow us to take proven concepts, finalize validation, and responsibly bring them to market, while restoring manufacturing excellence and expanding training to meet real operational demand.”

Private Placement

Under the terms of the securities purchase agreement, the Company agreed to issue 2,500,000 shares of common stock at a purchase price of $2.00 per share of common stock (or per pre-funded warrant in lieu thereof) and warrants to purchase up to an aggregate amount of 2,500,000 shares of common stock in a private placement. The common warrants issued in private placement will be immediately exercisable at an initial exercise price of $2.30 per share and will expire five years from the date of issuance. The private placement is expected to close on or about February 3, 2026, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be $5 million, prior to deducting offering expenses payable by the Company.

For a full description of the terms of the financing, please see the Company’s Current Report on Form 8-K that is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”).

The securities in the offering were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the securities issued in the private placement and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the pre-funded warrants and common warrants.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Wrap Technologies, Inc.

Wrap Technologies, Inc. (Nasdaq: WRAP) a global leader in innovative public safety technologies and non-lethal tools, delivering cutting-edge technology with exceptional people to address the complex, modern day challenges facing public safety organizations.

Wrap’s complete public safety portfolio includes the non-lethal BolaWrap® 150 device, WrapReality™ immersive training platform, WrapVision™ body-worn camera system, WrapTactics™ training programs, and next-generation CUAS solutions like PAN-DA and the 1KC Kinetic Anti-Drone Cassette, all of which supports the Company’s mission to provide safer, scalable, and cost-effective technologies for public safety, defense, and critical infrastructure markets. Wrap’s BolaWrap® 150 solution leads in pre-escalation intended to provide law enforcement with a safer choice for nearly every phase of a critical incident. This innovative, patented device deploys a multi-sensory, cognitive disruption that leverages sight, sound and sensation to expand the pre-escalation period and gives officers the advantage and critical time to manage non-compliant subjects before resorting to higher-force options. The BolaWrap® 150 is not pain-based compliance. It does not shoot, strike, shock, or incapacitate, instead, it helps officers strategically operate pre-escalation on the force continuum, reducing the risk of injury to both officers and subjects. Used by over 1,000 agencies across the U.S. and in 60 countries, BolaWrap® is backed by training certified by the International Association of Directors of Law Enforcement Standards and Training (IADLEST), reinforcing Wrap’s commitment to public safety through cutting-edge technology and expert training.

WrapReality™ VR is a fully immersive training simulator to enhance decision-making under pressure.

As a comprehensive public safety training platform, it provides first responders with realistic, interactive scenarios that reflect the evolving challenges of modern law enforcement. By offering a growing library of real-world situations, WrapReality™ is intended to equip officers with the skills and confidence to navigate high-stakes encounters effectively, which we believe leads to safer outcomes for both responders and the communities they serve.

WrapVision is an all-new body-worn camera and evidence management system built for efficiency.

Designed for efficiency, security, and transparency to meet the rigorous demands of modern law enforcement, WrapVision captures, stores, and helps manage digital evidence, ensuring operational security, regulatory compliance, and enhanced video picture quality and field of view.

The WrapVision camera, powered by IONODES, boasts streamlined cloud integration and final North American assembly, with country-of-origin (COO) United States. This track helps ensure data integrity and helps eliminate critical concerns over unauthorized access or foreign surveillance risks.

Trademark Information

Wrap, the Wrap logo, BolaWrap®, WrapReality™ and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control and include, but are not limited to, statements relating to the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds therefrom, Wrap’s planned future products, technologies, integration, intended product designs and expected benefits therefrom, expected market opportunities and outcomes related to Wrap’s products to increase officer and public safety. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; the market acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

(800) 583-2652

ir@wrap.com